CONSENT



We have issued our report dated February 20, 1998, accompanying the consolidated financial statements of LarsonoDavis Incorporated included in the Annual Report of LarsonoDavis Incorporated on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of LarsonoDavis Incorporated on Forms S-3 (File No. 333-1505, effective March 22, 1996; File No. 333-6527, effective August 2, 1996; and File No. 333-29923, effective October 3, 1997) and on Forms S-8 (File No. 33-44784, filed December 30, 1991; File No. 33-35751, filed July 5, 1990;
File No. 333-24553, filed April 4, 1997; and File No. 333-38919 filed
October 28, 1997).

                                          /s/ Grant Thornton LLP

                                          GRANT THORNTON LLP

Provo, Utah
March 20, 1998